UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36597	41-1016855
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

938 University Park Boulevard, Suite 200 Clearfield, UT	84015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 779-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Alliant Techsystems Inc. (“ATK”) plans to spin-off its Sporting Group business to ATK stockholders (the “Spin-Off”) as a newly formed company called Vista Outdoor Inc. (the “Company”), to be followed thereafter by the merger of ATK’s Aerospace and Defense Groups with Orbital Sciences Corporation (the “Merger”).  Pursuant to the Spin-Off, “when-issued” trading in the shares of the common stock of the Company commenced on the New York Stock Exchange (“NYSE”) on January 29, 2015.  NYSE listing rules require the Company to have at least one independent director appointed to its audit committee immediately prior to the commencement of “when-issued” trading.

Accordingly, on January 27, 2015, the Board of Directors (the “Board”) of the Company elected Tig H. Krekel to the Board effective January 28, 2015.  The Board also appointed Mr. Krekel to Company’s audit committee, having determined that he meets the NYSE’s financial literacy and experience requirements for serving on that committee.  Mr. Krekel is Chairman and Founding Partner of Hudson Group, LLC, a New York and South Carolina advisory services firm.  He was the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, from 2003 to 2012.  Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems.  Mr. Krekel currently serves as a director on the board of ATK and will continue to serve as a director on the board of Orbital ATK following the Merger.

The Board has determined that Mr. Krekel is an independent director under the NYSE Corporate Governance Standards and that he meets the Securities and Exchange Commission’s independence requirements for service on the Company’s audit committee.  There was no arrangement or understanding between Mr. Krekel and any other persons pursuant to which Mr. Krekel was selected as a director.  As of the date of this Current Report on Form 8-K, neither Mr. Krekel nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As previously disclosed in the Information Statement on Form 10 filed by the Company with the Securities and Exchange Commission, immediately prior to and subject to the Spin-Off becoming effective, which is currently expected to occur on February 9, 2015, the Board will be increased to seven members.  In connection therewith, Michael Callahan, April H. Foley, Mark A. Gottfredson, Gary L. McArthur and Robert M. Tarola will be appointed to the Board and, together with Mark W. DeYoung, the Company’s Chairman and Chief Executive Officer, and Mr. Krekel, they shall comprise the full Board.

Mr. Krekel will have the same indemnification arrangements as the other non-employee directors who will be elected to serve on the Board once the Spin-Off becomes effective, which are described in an Information Statement on Form 10 filed by the Company with the Securities and Exchange Commission.  In addition, Mr. Krekel will be eligible to participate in the compensation arrangements and programs that are established for our non-employee directors once the Spin-Off becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

By:	/s/ Scott D. Chaplin
Name: Scott D. Chaplin
Title: Senior Vice President, General Counsel
and Secretary

Date:  January 29, 2015